EXHIBIT 10.1

MASTER AMENDMENT AGREEMENT

THIS MASTER AMENDMENT AGREEMENT (the "Agreement"), dated as of March 30, 2010, is made by and among iPRINT TECHNOLOGIES, LLC, a Delaware limited liability company ("Buyer"), AMERICAN TONERSERV CORP., a Delaware corporation ("ATS"), MTS PARTNERS, INC. (f/k/a iPRINT TECHNOLOGIES, INC.), a California corporation ("Seller"), and CHAD SOLTER, DARRELL TSO, and SCOTT MUCKLEY (together, "Selling Shareholders").

RECITALS

A.                 In connection with the sale of assets of the Business of Seller, the parties entered into that certain Asset Purchase Agreement, dated October 31, 2008, as amended by (a) that certain the First Amendment to Asset Purchase Agreement, dated February 16, 2009; (b) that certain Second Amendment to Asset Purchase Agreement, dated November 16, 2009; and (c) that certain Third Amendment to Asset Purchase Agreement, dated December 17, 2009 (collectively, the "Purchase Agreement") and certain other Transaction Documents (as defined in the Purchase Agreement), including, without limitation, the following:

                                                              i.      that certain Secured Convertible Contingent Promissory Note, dated October 31, 2008, as modified by (a) that certain Modification of Secured Contingent Promissory Note No. 1, Secured Contingent Promissory Note No. 2 and Secured Convertible Contingent Promissory Note, dated February 16, 2009; (b) that certain Side Letter to Modification of Secured Contingent Promissory Note No. 1, Secured Contingent Promissory Note No. 2 and Secured Convertible Contingent Promissory Note, dated May 29, 2009; (c) that certain Modification of Secured Convertible Contingent Promissory Note, dated November 16, 2009; and (d) that certain Second Modification of Secured Convertible Contingent Promissory Note, dated December 17, 2009 (collectively, the "Long-term Note");

                                                            ii.      those certain Secured Contingent Promissory Note No. 1, dated October 31, 2008 and Secured Contingent Promissory Note No. 2, dated October 31, 2008, as modified by (a) that certain Modification of Secured Contingent Promissory Note No. 1, Secured Contingent Promissory Note No. 2 and Secured Convertible Contingent Promissory Note, dated February 16, 2009; (b) that certain Side Letter to Modification of Secured Contingent Promissory Note No. 1, Secured Contingent Promissory Note No. 2 and Secured Convertible Contingent Promissory Note, dated May 29, 2009; (c) that certain Modified Secured Promissory Note, dated February 28, 2009; (d) that certain Modification of Modified Secured Promissory Note, dated November 16, 2009; and (e) that certain

                                   Second Modification of Modified Secured Promissory Note, dated December 17, 2009 (collectively, the "Short-term Note");

                                                          iii.      that certain Security Agreement, dated October 31, 2008, as amended by (a) that certain Amendment to Security Agreement, dated May 29, 2009; and (b) that certain Second Amendment to Security Agreement, dated December 17, 2009 (collectively, the "Security Agreement"); and

                                                           iv.      those certain Employment Agreements with each of the Selling Shareholders, dated October 31, 2008, as amended by those certain Amendments to Employment Agreements with each of the Selling Shareholders, dated December 17, 2009 (the "Employment Agreements").

B.                 The parties desire to amend, modify and/or restate, as applicable, the Long-term Note, the Short-term Note, the Security Agreement and the Employment Agreements, and issue certain warrants, as set forth below.

NOW, THEREFORE, in consideration of the foregoing recitals and mutual covenants and conditions contained herein, the parties hereto agree as follows:

AGREEMENT

1.                  Definitions.  Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Purchase Agreement.

2.                  Restated Transaction Documents.  Upon execution and delivery of this Agreement, the parties shall also execute and deliver the following documents to which they are a signatory:

(a)               Restated Long-term Note.  Amended and Restated Secured Convertible Promissory Note, substantially in the form attached hereto as Exhibit A (the "Restated Long-term Note"), which modifies, amends and restates in its entirety the Long-term Note.

(b)               Restated Short-term Note.  Amended and Restated Secured Promissory Note, substantially in the form attached hereto as Exhibit B (the "Restated Short-term Note"), which modifies, amends and restates in its entirety the Short-term Note.

(c)               Restated Security Agreement.  Amended and Restated Security Agreement, substantially in the form attached hereto as Exhibit C (the "Restated Security Agreement"), which amends and restates in its entirety the Security Agreement.

(d)               Restated Employment Agreements.  Amended and Restated Employment Agreements, substantially in the form attached hereto as Exhibit D (the

"Restated Employment Agreements "), which amends and restates in its entirety the Employment Agreements.

3.                  Additional Transaction Documents.

(a)               Initial Warrant.  Upon execution and delivery of this Agreement, ATS shall also execute and deliver to Seller the Warrant to Purchase Shares of Common Stock, dated as of the date hereof, substantially in the form attached hereto as Exhibit E (the "Initial Warrant"), pursuant to which Seller shall have the right to purchase up to 18,569,616 shares of common stock of ATS (the "Initial Warrant Stock") at an exercise price equal to the fair market value as of the date of the Initial Warrant, which shall be equal to the closing price of the common stock of ATS quoted in the over-the-counter market in which the common stock of ATS is traded over the three (3) day period ending on the day immediately prior to the date of the Initial Warrant (the "Initial Exercise Price"); provided, however, in event that the fair market value of the common stock of ATS on January 1, 2011, which shall be equal to closing price of the common stock of ATS quoted in the over-the-counter market in which the common stock of ATS is traded on the day immediately prior to January 1, 2011 (the "January Price"), is lower than the Initial Exercise Price, then the exercise price shall automatically be decreased to an exercise price equal to the greater of (i) the January Price; and (ii) $0.05 per share.

(b)               Contingent Warrant.  In the event that the Required Conditions (as defined below) have been satisfied prior to the Condition Deadline (as defined below), ATS shall, promptly following satisfaction of such Required Conditions, also execute and deliver to Seller the Warrant to Purchase Shares of Common Stock, to be dated the date that such Required Conditions were satisfied, but not exercisable until July 1, 2011, substantially in the form attached hereto as Exhibit F (the "Contingent Warrant"), pursuant to which Seller shall have the right to purchase up to 37,139,233 shares of common stock of ATS (the "Contingent Warrant Stock") at an exercise price equal to the greater of (i) the fair market value as of the date of the Contingent Warrant, which shall be equal to the closing price of the common stock of ATS quoted in the over-the-counter market in which the common stock of ATS is traded on the day immediately prior to the date of the Contingent Warrant; and (ii) $0.05 per share.

4.                  Effect on Other Transaction Documents.  The other Transaction Documents (some of which have been previously amended) shall remain unchanged and remain in full force and effect.

5.                  Required Conditions.  Buyer and ATS shall proceed with all reasonable diligence and use their respective best efforts to satisfy or cause to be satisfied all of the conditions set forth below (collectively, the "Required Conditions"), in each case, on or before December 31, 2010 (the "Condition Deadline"):

(a)               Reduce Indebtedness.  Reduce, whether by repayment or by conversion into shares of capital stock of ATS, the amount of indebtedness of ATS outstanding as of January 1, 2010 (the "Baseline Date") by at least One Million Five

Hundred Thousand Dollars ($1,500,000), excluding any repayment of Solter's Short-term Advance (as defined below).

(b)               Extend Indebtedness.  Extend the maturity dates of at least Six Hundred Thousand Dollars ($600,000) of indebtedness of ATS outstanding as of the Baseline Date (in addition to the indebtedness to be reduced in accordance with the previous section) by at least three (3) years from the Condition Deadline.

(c)               Raise Additional Funds; Extend Repayment of Short-term Advances.  Raise additional funds by issuance of equity securities equal to at least One Million One Hundred Thousand Dollars ($1,100,000); provided, however, the amount of any Short-term Advances (as defined below) that are repaid, extended by at least three (3) years from the Condition Deadline, or converted into shares of capital stock of ATS shall be counted for purposes of determining whether ATS has raised such amount.  As used herein, "Short-term Advances" shall mean the series of short-term advances (including the Solter's Short-term Advance (as defined below)) from certain investors, including certain directors, in the aggregate amount of approximately $568,000.

(d)               Reduce SG&A.  Reduce the selling, general and administrative expense of ATS existing as of the Baseline Date by at least $25,000 per month, which reduction has occurred as of the date of this Agreement.

(e)               Standby Letters of Credit.  Buyer or ATS shall obtain one or more standby letters of credit ("SBLCs") in the aggregate face amount of at least Two Million Dollars ($2,000,000) on commercially reasonable terms and conditions, of which SBLCs in the aggregate face amount of One Million Dollars ($1,000,000) has been obtained as of the date of this Agreement.

6.                  Additional Covenants.

(a)               Solter's Short-term Advance.  ATS and Chad Solter ("Solter") do hereby acknowledge and agree that One Hundred Forty-two Thousand Five Hundred Dollars ($142,500) remains outstanding under a short-term advance made by Solter ("Solter's Short-term Advance").  ATS shall pay to Solter Ten Thousand Dollars ($10,000) each month, on the fifteenth (15th) day thereof, until the full amount of Solter's Short-term Advance is paid in full.

(b)               Board of Directors.  The number of directors on the Board of Directors of ATS (the "Board") shall be six (6).  Seller shall be entitled to name three (3) directors to be elected to ATS's Board of Directors (the "iPrint Directors"), one of whom shall be Chad Solter.  ATS shall solicit the approval of the stockholders of ATS, and take such other action as reasonably necessary, for purposes of electing and re-electing the iPrint Directors to the Board.  The election of the iPrint Directors shall be approved by at least two-thirds of the directors who are in office on the date hereof and were also in office on January 12, 2011, the date of the Galt Note (as defined below).  It is the parties intention that the election of the iPrint Directors be done in manner that does not constitute a "Change in Control" as defined in the Galt Note.  As used herein, the "Galt Note" shall mean the series of Convertible Notes issued under that certain Note Purchase Agreement, dated January 12, 2010, by and between ATS and Galt Asset Management LLC.  This Section 6(b) and the obligations contained herein shall expire upon the earlier of (i) the repayment in full of the Restated Long-term Note and the Restated Short-term Note; or (ii) five (5) years from the date of this Agreement; provided, however, (a) the conversion of the outstanding principal and accrued but unpaid interest under the Restated Long-term Note shall not constitute "repayment in full" for purposes of clause (i) above; and (b) if Seller elects to convert some, but not all, of the outstanding principal and accrued but unpaid interest under the Restated Long-term Note, the repayment in full of such amount that remains outstanding after such partial conversion shall constitute "repayment in full" for purposes of clause (i) above.

(c)               Legal Expenses.  ATS shall reimburse Seller for all reasonable attorneys' fees incurred by Seller in connection with the transactions contemplated by this Agreement and the other documents described herein.

(d)               Equity Funding.  Any additional funds raised by ATS, whether pursuant to Section 5(c) hereof or otherwise, shall be in consideration for the issuance of equity securities of ATS (including warrants and options but excluding convertible notes).

7.                  Securities Representation.  In connection with the issuance and acquisition of the Initial Warrant Stock and the Contingent Warrant Stock contemplated by Section 3 hereof (the "Securities"), Seller and each Selling Shareholder (collectively, "Subscriber") hereby further represents and warrants to ATS as follows:

(a)               Subscriber is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act").  Subscriber has not been organized solely for the purpose of acquiring the Securities.

(b)               Subscriber is acquiring and will hold the Securities for investment for account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act.

(c)               Subscriber understands that the Securities have not been registered under the Securities Act by reason of a specific exemption therefrom and that the Securities must be held indefinitely, unless they are subsequently registered under the Securities Act or Subscriber obtains an opinion of counsel, in form and substance satisfactory to ATS and its counsel, that such registration is not required.  Subscriber further acknowledges and understands that ATS is under no obligation to register the Securities.

(d)               Subscriber is aware of the adoption of Rule 144 by the Securities and Exchange Commission under the Securities Act, which permits limited public resales of securities acquired in a non-public offering, subject only to the satisfaction of certain conditions.  Subscriber acknowledges and understands that the conditions for resale set forth in Rule 144 may not have been satisfied and that ATS is not obligated to satisfy these conditions in the foreseeable future.

(e)               Subscriber will not sell, transfer or otherwise dispose of the Securities in violation of the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or the rules promulgated thereunder, including Rule 144 under the Securities Act.  Subscriber agrees not to dispose of the Securities unless and until Subscriber has provided ATS with written assurances, in substance and form satisfactory to ATS, that (i) the proposed disposition does not require registration of the Securities under the Securities Act or all appropriate action necessary for compliance with the registration requirements of the Securities Act or with any exemption from registration available under the Securities Act (including Rule 144) has been taken and (ii) the proposed disposition will not result in the contravention of any transfer restrictions applicable to the Securities under any state blue sky laws or regulations.

(f)                 Subscriber has been furnished with, and has had access to, such information as each Subscriber considers necessary or appropriate for deciding whether to invest in the Securities, and each Subscriber has had an opportunity to ask questions and receive answers from ATS regarding the terms and conditions of the issuance of the Securities.

(g)               Subscriber is aware that Subscriber's investment in ATS is a speculative investment that has limited liquidity and is subject to the risk of complete loss.  Subscriber is able, without impairing Subscriber's financial condition, to hold the Securities for an indefinite period and to suffer a complete loss of Subscriber's investment in the Securities.

8.                  Miscellaneous.

(a)               Notice.  Any notice required or permitted under this Agreement shall be given in writing and delivered as described herein.  A notice shall be deemed effectively given as follows:  (i) upon personal delivery; (ii) one (1) business day after transmission by electronic means, provided such transmission is electronically confirmed as having been successfully transmitted and a copy of such notice is deposited within 24 hours for either overnight delivery or for registered or certified mail, in accordance with clause (iii) or (iv) below, respectively; (iii) one (1) business day after deposit with a reputable overnight courier service, prepaid for overnight delivery; or (iv) three (3) business days after deposit with the United States Postal Service, postage prepaid, registered or certified with return receipt requested.  Addresses for notice shall be as follows, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties:

If to Seller, Solter or other Selling Shareholders:

MTS Partners, Inc. (f/k/a iPrint Technologies, Inc.

980 Magnolia Avenue, Suite 5

Larkspur, CA 94939

Attn:  Chad Solter

Fax:  (415) 927-3232

With a copy, which shall not constitute notice but shall be delivered at the same time and by the same means, to:

Haas & Najarian, LLP

58 Maiden Lane, 2nd Floor

San Francisco, Ca 94108

Attn:  Louis N. Haas, Esq.

Fax:  (415) 391-0555

If to Buyer:

iPrint Technologies, LLC

c/o American TonerServ Corp.

420 Aviation Blvd., Suite 103

Santa Rosa, CA  95403

Attn:  Chuck Mache, President and CEO

Fax:  (707) 581-7450

With a copy, which shall not constitute notice but shall be delivered at the same time and by the same means, to:

Spaulding McCullough & Tansil LLP

90 South E Street, Suite 200

Santa Rosa, CA  95404

Attn:  Kevin J. McCullough or Douglas J. (DJ) Drennan

Fax:  (707) 524-1906

(b)               Time of Essence.  Time is of the essence with respect to the terms, covenants, and conditions contained herein.

(c)               Entire Agreement.  This Agreement, including any other agreements, exhibits, and schedules to be entered into in connection with the transactions contemplated hereby and specifically referenced in this Agreement, constitutes and embodies the entire understanding and agreement of the parties hereto relating to the subject matter hereof and supersedes all prior agreements or understandings of the parties hereto, whether written or oral.

(d)               Construction.  Every covenant, term, and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any party.  Every exhibit, schedule, attachment, or other appendix attached to this Agreement and referred to herein shall constitute a part of this Agreement and is hereby incorporated herein by reference.  Any reference to any federal, state, local, or foreign statue or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.  Unless the context clearly requires otherwise, (i) plural and singular numbers will each be construed to include the other; (ii) the masculine, feminine, and neuter genders will each be construed to include the others; (iii) "shall," "will," "must," "agree," and "covenants" are each mandatory; (iv) "may" is permissive; (v) "or" is not exclusive; and (vi) "includes" and "including" are not limiting.

(e)               Amendments and Waivers.  Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), but only with the written consent of the party or parties to be bound thereby.  No delay in the exercise of any right or remedy under this Agreement shall constitute a waiver thereof and the waiver by any party of any right or remedy under this Agreement on any one occasion shall not be deemed a waiver of such right or remedy on any subsequent occasion.

(f)                 Assignment.  This Agreement shall not be assignable by any party without the prior written consent of the other parties, except that Buyer may assign its rights and delegate its duties under this Agreement to ATS or an Affiliate of ATS.

(g)               No Third Party Beneficiaries.  Except as expressly provided herein, nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto, or their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

(h)               Headings.  The titles and subtitles used in this Agreement are used for convenience only and shall not be considered in construing or interpreting this Agreement.

(i)                 Governing Law.  This Agreement shall be governed by and construed under the laws of the State of California without regard to the conflict of laws rules of such state.

(j)                  Jurisdiction.  Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in any court of competent jurisdiction in Sonoma County, California, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the full extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding that is brought in any such court has been brought in an inconvenient form.

Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.

(k)               Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be or become prohibited or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

(l)                  Specific Performance.  Each party's obligation under this Agreement is unique.  If any party should default in such party's obligations under this Agreement, each party acknowledges that it would be extremely impracticable to measure the resulting damages; accordingly, the nondefaulting party or parties, in addition to damages and any other available rights or remedies, may sue in equity for specific performance, and the parties hereby expressly waive the defense that a remedy in damages shall be adequate.  The parties also hereby expressly waive any requirement that the nondefaulting party or parties post a bond or similar security prior to obtaining and enforcing any specific performance.

(m)             Attorneys' Fees.  If any legal action or other proceeding, including arbitration or action for declaratory relief, is brought for the enforcement of this Agreement or because of an alleged dispute, breach, default, or misrepresentation in connection with this Agreement, the Prevailing Party shall be entitled to recover reasonable attorneys' fees and other costs, in addition to any other relief to which the party may be entitled.  As used in this Agreement, "Prevailing Party" shall include without limitation:  (i) the party who dismisses an action in exchange for sums allegedly due; (ii) the party who receives performance from the other party of an alleged breach of covenant of a desired remedy where that is substantially equal to the relief sought in an action; or (iii) the party determined to be the prevailing party by a court of law or arbitrator.

(n)               Counterparts and Signature Pages.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be one and the same instrument.  The exchange of copies of this Agreement and of signature pages by facsimile or other electronic transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes.  Signatures of the parties transmitted by facsimile or other electronic means shall be deemed to be their original signatures for all purposes.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Master Amendment Agreement effective as of the date first set forth above.

SELLER: MTS PARTNERS, INC. (f/k/a iPRINT TECHNOLOGIES, INC.), a California corporation By: /s/ Chad Solter Chad Solter Its: President and Secretary	BUYER: iPRINT TECHNOLOGIES, LLC a Delaware limited liability company By: AMERICAN TONERSERV CORP., a Delaware corporation Its: Managing Member By: /s/ Chuck Mache Chuck Mache, Its: President and CEO
SELLING SHAREHOLDERS: /s/ Chad Solter Chad Solter /s/ Darrell Tso Darrell Tso /s/ Scott Muckley Scott Muckley	ATS: AMERICAN TONERSERV CORP., a Delaware corporation By: /s/ Chuck Mache Chuck Mache Its: President and CEO

Exhibits:

A – Form of Restated Long-term Note

B – Form of Restated Short-term Note

C – Form of Restated Security Agreement

D – Form of Restated Employment Agreements

E – Form of Initial Warrant

F – Form of Contingent Warrant